UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 29, 2014, the Compensation Committee of the Board of Directors of Apollo Commercial Real Estate Finance, Inc. (the “Company”) approved and adopted material modifications to the terms of the restricted stock units (“RSUs”) to be granted under the Apollo Commercial Real Estate Finance, Inc. 2009 Equity Incentive Plan (the “Plan”). The material modifications to the form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) under the plan are as follows:

•	Vesting. Under the old form of RSU Award Agreement, the RSUs vested in equal installments on the first business day of each fiscal quarter over a period of three years. RSUs granted under the new form of RSU Award Agreement will vest in equal installments on the last day of each fiscal year over a period of three years, beginning on the fiscal year following the date of grant of such award.

•	Dividend Equivalent Rights. Under the old form of RSU Award Agreement, the grantee of the RSUs had the right to receive, with respect to each RSU, within the first 30 days of the succeeding fiscal year, cash in an amount equal to the cash dividend distributions paid during the fiscal year in the ordinary course on a share of the Company’s common stock. Under the new form of RSU Award Agreement, cash dividend distributions will be paid not later than 30 days after any ordinary cash dividend distributions are paid to the holders of the Company’s common stock.

•	Settlement. Under the old form of RSU Award Agreement, the grantee of the RSUs received shares of non-restricted common stock equal to the number of vested RSUs following the expiration of the final vesting period. Under the new form of RSU Award Agreement, the grantee of the RSUs will receive shares of non-restricted common stock equal to the number of vested RSUs no later than March 15th following the year in which the applicable vesting date occurs.

•	Arbitration. The new form of RSU Award Agreement contains an arbitration clause that provides that any proceeding arising out of or relating to an award under the agreement will be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS.

All RSUs granted by the Company as of December 29, 2014 will be made pursuant to the new form of RSU Award Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by the terms of the form of RSU Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Megan B. Gaul
	Name:	Megan B. Gaul
	Title:	Chief Financial Officer, Treasurer and Secretary

Date: January 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement